Exhibit 23

M/I Homes, Inc. 401(k) Profit Sharing Plan
Columbus, Ohio

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-40256) of our report dated June 13, 2012, relating to the financial statements and supplemental schedule of M/I Homes, Inc. 401(k) Profit Sharing Plan appearing on this Form 11-K for the year ended December 31, 2011.

/s/GBQ Partners LLC
GBQ Partners LLC
Columbus, Ohio

June 13, 2012